UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)

Registrant's telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2014, OHCP HM Acquisition Corp. (“OHCP HM Acquisition”), a Delaware corporation and direct parent of The Hillman Companies, Inc., a Delaware corporation (“Hillman”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HMAN Group Holdings Inc. (the “Purchaser”), HMAN Intermediate Holdings Corp., a Delaware corporation and wholly owned direct subsidiary of the Purchaser (“Intermediate Holdco”), HMAN Merger Sub Corp., a Delaware corporation and wholly owned indirect subsidiary of the Purchaser (the “Merger Sub”), and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners II, L.P., acting collectively as representative of OHCP HM Acquisition’s stockholders and optionholders.  The Purchaser will acquire 100% of the capital stock of OHCP HM Acquisition in a reverse triangular merger pursuant to which Merger Sub will merge with and into OHCP HM Acquisition, with OHCP HM Acquisition as the surviving company (the “Merger”).  Immediately following the Merger, the separate existence of the Merger Sub will cease and OHCP HM Acquisition will become a wholly owned indirect subsidiary of the Purchaser, through the Purchaser’s ownership of all of the issued and outstanding capital stock of Intermediate Holdco.  The Purchaser is an affiliate of CCMP Capital Advisors, LLC (“CCMP”).  In addition, in connection with the Merger, the Purchaser shall repay or cause to be repaid OHCP HM Acquisition’s indebtedness under its secured credit facilities as of the effective time of the Merger, which is currently approximately $384,407,000, and shall pay or cause to the paid to the trustee of The Hillman Group, Inc.’s 10.875% Senior Notes due 2018 (the “Senior Notes”) an amount necessary to redeem the Senior Notes; provided that OHCP HM Acquisition may also, at its election, commence or cause to be commenced a tender offer for the Senior Notes prior to the closing of the Merger, contingent, among other things, upon the consummation of the Merger.  The Merger values Hillman at $1,475,000,000, which value is subject to adjustment pursuant to the Merger Agreement.  Affiliates of CCMP have entered into a Limited Guaranty in favor of OHCP HM Acquisition with respect to certain obligations of the Purchaser in connection with the Merger Agreement.  In connection with the Merger, stockholders affiliated with management and stockholders affiliated with Oak Hill Capital Partners are reinvesting certain of their proceeds in OHCP HM Acquisition in exchange for shares of its common stock (“Rollover Shares”).

Upon consummation of the Merger, each share of Common Stock, par value $0.01 per share, of OHCP HM Acquisition issued and outstanding immediately prior to the effective time of the Merger, other than the Rollover Shares (as defined in the Merger Agreement), will be converted into the right to receive an amount, in cash, equal to the Closing Date Per Share Cash Merger Consideration, as defined in the Merger Agreement, plus the per share portion of any purchase price and other adjustments as more fully set forth under the Merger Agreement.  Immediately prior to the effective time of the Merger, each Rollover Share will be transferred to the Purchaser in exchange for shares of common stock of Purchaser having a dollar value equal to the Closing Date Per Share Cash Merger Consideration that would otherwise have been payable upon the Merger if the rollover had not occurred, subject to adjustment for any purchase price and other adjustments payable to the shareholders of OHCP HM Acquisition, which will be paid with respect to the Rollover Shares in cash on the same basis as if the rollover had not occurred.

Each option for Common Stock (vested or unvested) shall be cancelled as of the effective time of the Merger pursuant to the terms of the Merger Agreement, and the in-the-money options shall be entitled to receive the In-the-Money Option Cancellation Payment (as defined in the Merger Agreement) and such optionholder’s pro rata portion of any purchase price and other adjustments, as more fully set forth under the Merger Agreement.

Hillman’s publicly traded trust preferred securities will remain outstanding, will not be converted or exchanged, and will continue to trade on the NYSE-AMEX under the ticker symbol “HLM.PR”.

The Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains (a) customary representations and warranties of OHCP HM Acquisition (on behalf of itself and its subsidiaries, including Hillman), including, among others: corporate organization, capitalization, corporate authority and absence of conflicts, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, insurance and environmental matters, (b) customary representations and warranties of the Purchaser, including, among others: corporate organization, corporate authority, compliance with law and legal proceedings and financial capacity to consummate the Merger and (c) covenants of OHCP HM Acquisition to conduct its business (and the business of its subsidiaries, including Hillman) in the ordinary course consistent with past practice until the Merger is completed and to not take certain actions during this interim period.

Among other things, OHCP HM Acquisition has agreed to, and will cause its subsidiaries, and its and each of their respective officers, directors, managers, or agents, to not solicit, initiate or encourage, or take any other action to facilitate, any inquiries or proposals with respect to an “Alternative Transaction” (as defined in the Merger Agreement) by a third party.

Consummation of the Merger, which is currently anticipated to occur in the second or third quarter of 2014, is subject to certain customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger Agreement also contains certain termination rights for both OHCP HM Acquisition and the Purchaser.  The Merger Agreement provides that, if any party to the Merger Agreement fails or refuses to perform any covenant or agreement, the non-breaching party or parties may seek to enforce specific performance of such covenant or agreement.  In addition, upon termination of the Merger Agreement and under specified circumstances, the Purchaser may be required to pay OHCP HM Acquisition a termination fee.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this current report on Form 8-K by reference.

On May 19, 2014, Hillman and CCMP issued a joint press release announcing the entry into the Merger Agreement.  The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference hereto.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Hillman or OHCP HM Acquisition following the acquisition of OHCP HM Acquisition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Hillman’s filings with the Securities and Exchange Commission.  Neither Hillman nor OHCP HM Acquisition undertakes any duty to update any forward-looking statements made herein.

Item 9.01               Financial Statements and Exhibits

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, dated May 16, 2014.

99.1	Press Release dated May 19, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	THE HILLMAN COMPANIES, INC.

	By:	/s/ James P. Waters
	Name:	James P. Waters
	Title:	Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, dated May 16, 2014.

99.1	Press Release dated May 19, 2014.